CONFIDENTIAL TREATMENT REQUESTED BY RADIOSHACK CORPORATION

Confidential material has been separately filed with the Securities and Exchange Commission under an application for confidential treatment.  Terms for which confidential treatment has been requested have been omitted and marked with bracketed asterisks [***].

August 23, 2010

To:	RadioShack Corporation
300 Radioshack Circle
Fort Worth, TX 76102 Attn: Mark Barfield Vice President & Treasurer MS CF3-255 Telephone: 817-415-3738 Facsimile: 817-415-2638

From	Wells Fargo Securities, LLC
solely as agent of Wells Fargo Bank, National Association
375 Park Avenue
New York, NY 10152 Attn: Structured Derivatives Documentation Telephone: 212-214-6101 Facsimile: 212-214-5913

Re:	Issuer Forward Repurchase Transaction
(Transaction Reference Number: 8118745)

Ladies and Gentlemen:

The purpose of this communication (this “Confirmation”) is to confirm the terms and conditions of the Transaction entered into between Wells Fargo Bank, National Association (“Dealer”), represented by Wells Fargo Securities, LLC (“Agent”), as its agent, and RadioShack Corporation (“Counterparty”) on the Trade Date specified below (the “Transaction”).  The terms of the Transaction shall be set forth in this Confirmation.  This Confirmation shall constitute a “Confirmation” as referred to in the ISDA Master Agreement specified below.

1.           This Confirmation is subject to, and incorporates, the definitions and provisions of the 2000 ISDA Definitions (including the Annex thereto) (the “2000 Definitions”) and the definitions and provisions of the 2002 ISDA Equity Derivatives Definitions (the “Equity Definitions”, and together with the 2000 Definitions, the “Definitions”), in each case as published by the International Swaps and Derivatives Association, Inc. (“ISDA”).  In the event of any inconsistency between the 2000 Definitions and the Equity Definitions, the Equity Definitions will govern.

This Confirmation evidences a complete and binding agreement between Dealer and Counterparty as to the terms of the Transaction to which this Confirmation relates.  This Confirmation shall be subject to an agreement (the “Agreement”) in the form of the 2002 ISDA Master Agreement (the “ISDA Form”) as if Dealer and Counterparty had executed an agreement in such form (without any Schedule but with the elections set forth in this Confirmation). The Transaction shall be the only Transaction under the Agreement.

All provisions contained in, or incorporated by reference to, the Agreement will govern this Confirmation except as expressly modified herein.  In the event of any inconsistency between this Confirmation and either the Definitions or the Agreement, this Confirmation shall govern.  The Transaction is a Share Forward Transaction within the meaning set forth in the Equity Definitions.

2.           The terms of the particular Transaction to which this Confirmation relates are as follows:

General Terms:

Trade Date:	August 23, 2010

Seller:	Dealer

Buyer:	Counterparty

Shares:	The common stock of Counterparty, par value USD 1.00 per share (Ticker symbol: “RSH”)

Prepayment:	Applicable

Prepayment Amount:	As provided in Annex B to this Confirmation.

Prepayment Date:	The first Exchange Business Day following the Trade Date

Exchange:	The New York Stock Exchange

Related Exchange(s):	All Exchanges

Relevant Day:
Each day listed in Annex B and every second Scheduled Trading Day after the last day so listed, in each case that occurs prior to the completion of all payments and deliveries under the Transaction or, if later, the completion of all purchases by Dealer referred to in Section 8(b), subject to adjustment pursuant to “Averaging Date Disruption” below.

Calculation Agent:
Dealer; provided that, upon receipt of written request from Counterparty, Calculation Agent shall promptly (but in no event later than within seven Scheduled Trading Days from the receipt of such request) provide Counterparty with a written explanation describing in reasonable detail any calculation, adjustment or determination made by it (including any quotations, market data or information from internal sources used in making such calculations, but without disclosing Dealer’s proprietary models).

Valuation Terms:

Averaging Dates:	Each of the consecutive Relevant Days commencing on, and including, the Relevant Day immediately following the Trade Date and ending on and including the Final Averaging Date.

Final Averaging Date:
The Scheduled Final Averaging Date; provided that Dealer shall have the right, in its absolute discretion, at any time to accelerate the Final Averaging Date to any Relevant Day that is on or after the Scheduled Earliest Acceleration Date by written notice to Counterparty no later than 7:00 P.M., New York City time, on such accelerated Final Averaging Date.

Scheduled Final Averaging
Date:	As provided in Annex B to this Confirmation.

Scheduled Earliest Acceleration
Date:	As provided in Annex B to this Confirmation.

Valuation Date:	The Final Averaging Date.

Averaging Date Disruption:
Modified Postponement, provided that notwithstanding anything to the contrary in the Equity Definitions, if a Market Disruption Event occurs on any Averaging Date, respectively, the Calculation Agent may, if reasonably necessary in light of market conditions or regulatory considerations, take any or all of the following actions in good faith and in a commercially reasonable manner: (i) postpone the Scheduled Final Averaging

Date to the next Relevant Day that is not already an Averaging Date, in accordance with Modified Postponement (as modified herein) and/or (ii) determine that such Averaging Date is a Disrupted Day only in part, in which case the Calculation Agent shall (x) determine the VWAP Price for such Disrupted Day based on Rule 10b-18 eligible transactions in the Shares on such Disrupted Day taking into account the nature and duration of such Market Disruption Event and (y) determine the Settlement Price based on an appropriately weighted average instead of the arithmetic average described under “Settlement Price,” below.  Any Relevant Day on which, as of the date hereof, the Exchange is scheduled to close prior to its normal close of trading shall be deemed not to be a Relevant Day; if a closure of the Exchange prior to its normal close of trading on any Relevant Day is scheduled following the date hereof, then such Relevant Day shall be deemed to be a Disrupted Day in full.  Section 6.6(a) of the Equity Definitions is hereby amended by adding at the end of clause (B) thereof the words “based on the volume, historical trading patterns and price of the Shares.

Market Disruption Events:
Section 6.3(a) of the Equity Definitions is hereby amended (A) by deleting the words “during the one hour period that ends at the relevant Valuation Time,  Latest Exercise Time, Knock-in Valuation Time or Knock-out Valuation Time, as the case may be” in clause (ii) thereof, and (B) by replacing the words “or (iii) an Early Closure.” therein with “(iii) an Early Closure, or (iv) a Regulatory Disruption.”

Section 6.3(d) of the Equity Definitions is hereby amended by (i) replacing the words “Exchange Business Day” in the first line thereof with “Relevant Day” and (ii) deleting the remainder of the provision following the term “Scheduled Closing Time” in the fourth line thereof.

Regulatory Disruption:
Any event that Dealer, in its discretion, determines, based on advice of counsel, makes it reasonably necessary with regard to any legal, regulatory or self-regulatory requirements or related policies and procedures for Dealer to refrain from or decrease any market activity in connection with the Transaction. Dealer shall notify Counterparty as soon as reasonably practicable but no later than the second Business Day following such Regulatory Disruption that a Regulatory Disruption has occurred and the Averaging Dates affected by it.

Settlement Terms:

Initial Share Delivery:	On the Initial Share Delivery Date, Dealer shall deliver to Counterparty a number of Shares equal to the Initial Shares.

Initial Share Delivery Date:	August 24, 2010

Initial Shares:	As provided in Annex B to this Confirmation.

Settlement Date:	The date that falls one Settlement Cycle following the Valuation Date.

Settlement:	On the Settlement Date, Dealer shall deliver to Counterparty the Number of Shares to be Delivered, if a positive number. If the Number of Shares to be Delivered is a negative number, the Counterparty Settlement Provisions in Annex A shall apply.

Number of Shares to be Delivered:
A number of Shares equal to (a) the Prepayment Amount divided by (b) (i) the Settlement Price minus (ii) the Settlement Price Adjustment Amount; provided that the Number of Shares to be Delivered as so determined shall be reduced by the number of Shares delivered on the Initial Share Delivery Date.

Settlement Price Adjustment
Amount:	As provided in Annex B to this Confirmation.

Settlement Price:	The arithmetic average of the VWAP Prices for all Averaging Dates.

VWAP Price:
For any Averaging Date, the Rule 10b-18 dollar volume weighted average price per Share for such day based on transactions executed during such day, as reported on Bloomberg Page “RSH.N <Equity> AQR SEC” (or any successor thereto) or, in the event such price is not so reported on such day for any reason or is manifestly incorrect, as reasonably determined by the Calculation Agent using a volume weighted method.

Excess Dividend Amount:	For the avoidance of doubt, all references to the Excess Dividend Amount in Section 9.2(a)(iii) of the Equity Definitions shall be deleted.

Other Applicable Provisions:
To the extent either party is obligated to deliver Shares hereunder, the provisions of the last sentence of Section 9.2 and Sections 9.8, 9.9, 9.10, 9.11 (except that the Representation and Agreement contained in Section 9.11 of the Equity Definitions shall be modified by excluding any representations therein relating to restrictions, obligations, limitations or requirements under applicable securities laws arising solely as a result of the fact that Counterparty is the Issuer of the Shares) and 9.12 of the Equity Definitions will be applicable as if “Physical Settlement” applied to the Transaction.

Dividends:

Dividend:	Any dividend or distribution on the Shares other than any dividend or distribution of the type described in Sections 11.2(e)(i), 11.2(e)(ii)(A) or 11.2(e)(ii)(B) of the Equity Definitions.

Share Adjustments:

Method of Adjustment:
Calculation Agent Adjustment; provided that neither the declaration or payment of Dividends nor a repurchase of Shares at current market value or pursuant to a forward repurchase transaction substantially identical to the Transaction entered into by Counterparty with another dealer on the date hereof (an “Other Transaction”) by Counterparty or any of its subsidiaries shall be a Potential Adjustment Event.

It shall constitute an additional Potential Adjustment Event if the Scheduled Final Averaging Date is postponed pursuant to “Averaging Date Disruption” above, in which case the Calculation Agent may, in its commercially reasonable discretion, adjust any relevant terms of the Transaction as the Calculation Agent determines appropriate to preserve the fair value of the Transaction following such postponement.

Extraordinary Events:

Consequences of Merger Events:

(a) Share-for-Share:	Modified Calculation Agent Adjustment

(b) Share-for-Other:	Cancellation and Payment

(c) Share-for-Combined:	Component Adjustment

Tender Offer:	Applicable

Consequences of Tender Offers:

(a) Share-for-Share:	Modified Calculation Agent Adjustment

(b) Share-for-Other:	Modified Calculation Agent Adjustment

(c) Share-for-Combined:	Modified Calculation Agent Adjustment

Composition of Combined
Consideration:	Not Applicable

Provisions applicable to Merger
Events and Tender Offers:
The consequences set forth opposite “Consequences of Merger Events” and “Consequences of Tender Offers” above shall apply to the extent necessary to preserve the fair value of the Transaction and account for the net economic gain obtained or loss suffered by Dealer (in each case applying consistent methodology) as a result of the occurrence of such Merger Event or Tender Offer.

New Shares:
In the definition of New Shares in Section 12.1(i) of the Equity Definitions, the text in clause (i) thereof shall be deleted in its entirety (including the word “and” following such clause (i)) and replaced with “publicly quoted, traded or listed on any of the New York Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market (or their respective successors)”.

Nationalization, Insolvency or
Delisting:
Cancellation and Payment (Calculation Agent Determination); provided that in addition to the provisions of Section 12.6(a)(iii) of the Equity Definitions, it shall also constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, the NASDAQ Global Market or the NASDAQ Global Select Market (or their respective successors); if the Shares are immediately re-listed, re-traded or re-quoted on any such exchange or quotation system, such exchange or quotation system shall thereafter be deemed to be the Exchange.

Additional Disruption Events:

Change in Law:	Applicable; provided that with respect to the Transaction, a Change in Law shall occur only if the Hedging Party (x) was unable, after using commercially reasonable efforts, to replace its existing Hedge Positions with alternative Hedge Positions in respect of the Transaction to avoid the Change in Law that would have otherwise occurred absent such change in the Hedge Positions, and (y) in the event (x) applies, has used commercially reasonable efforts to transfer its rights and obligations under the Transaction to the extent necessary to avoid such Change in Law and failed to so effect such transfer pursuant to Section 10(e) below.

Failure to Deliver:	Applicable

Insolvency Filing:	Applicable

Loss of Stock Borrow:	Applicable

Maximum Stock Loan Rate:	As provided in Annex B to this Confirmation.

Increased Cost of Stock Borrow:	Applicable

Initial Stock Loan Rate:	As provided in Annex B to this Confirmation.

Hedging Party:	For all applicable Potential Adjustment Events and Extraordinary Events, Dealer

Determining Party:
For all Extraordinary Events, Dealer; provided that, upon receipt of written request from Counterparty, Determining Party shall promptly (but in no event later than within seven Scheduled Trading Days from the receipt of such request) provide Counterparty with a written explanation describing in reasonable detail any determination made by it (including any quotations, market data or information from internal sources used in making such calculations, but without disclosing Dealer’s proprietary models).

Non-Reliance:	Applicable

Agreements and Acknowledgments
Regarding Hedging Activities:	Applicable

Additional Acknowledgments:	Applicable

3.            Account Details:

(a) Account for delivery of Shares
to Counterparty:

[***	]

(b) Account for payments to
Counterparty:

[***	]

(c) Account for payments to Dealer:

Wells Fargo Bank, N.A. ABA 121-000-248 Internal acct no. 010203000064228 A/C name: WFB Equity Derivatives DTC Number: 2072 Agent ID: 52196 Institution ID: 52196

4.           Offices:

(a) The Office of Counterparty for the Transaction is: Counterparty is not a Multibranch Party

(b) The Office of Dealer for the Transaction is: Charlotte

Wells Fargo Securities, LLC
201 South College Street, 6th Floor

Charlotte, NC  28288-0601
Facsimile No.:  704-383-8425
Telephone No.: 704-715-8086
Attention:  Equity Derivatives

5.           Notices:  For purposes of this Confirmation:

(a) Address for notices or communications to Counterparty:

RadioShack Corporation
300 Radioshack Circle
Fort Worth, TX 76102
Attn: Mark Barfield
Vice President & Treasurer
MS CF3-255
Telephone: 817-415-3738
Facsimile: 817-415-2638

(b) Address for notices or communications to Dealer:

  For the purpose of Section 12(a) of the Agreement:

Wells Fargo Bank, National Association
375 Park Avenue
New York, NY 10152
Attention: Structured Derivatives Support
Telephone No.: 212-214-6101
Facsimile No.: 212-214-5913

Trader’s Contact Information:

Mark Kohn or Head Trader
Telephone: 212-214-6089
Facsimile: 212-214-8914

Except as otherwise provided herein, any and all notices, demands, or communications of any kind transmitted in writing by either Dealer or the Counterparty under or in connection with this Transaction will be transmitted exclusively by such party to the other party through the Agent at the following address:

Wells Fargo Securities, LLC
201 South College Street, 6th Floor
Charlotte, NC  28288-0601
Facsimile No.:  704-383-8425
Telephone No.: 704-715-8086
Attention:  Equity Derivatives

6.           Additional Provisions Relating to Transactions in the Shares.

(a)           Counterparty acknowledges and agrees that the Initial Shares delivered on the Initial Share Delivery Date may be sold short to Counterparty. Counterparty further acknowledges and agrees that Dealer may, during (i) the period from the date hereof to the earlier of (x) the Scheduled Final Averaging Date and (y) the 24th Exchange Business Day following the Final Averaging Date, and (ii) the period from and including the first Settlement Valuation Date to and including the last Settlement Valuation Date, if any (together, the “Relevant Period”), purchase Shares in connection with the Transaction, which Shares may be used to cover all or a portion of such short sale or may be delivered to Counterparty.  Such purchases will be conducted independently of

Counterparty.  The timing of such purchases by Dealer, the number of Shares purchased by Dealer on any day, the price paid per Share pursuant to such purchases and the manner in which such purchases are made, including without limitation whether such purchases are made on any securities exchange or privately, shall be within the absolute discretion of Dealer, subject to Section 8(b) below.  It is the intent of the parties that the Transaction comply with the requirements of Rule 10b5-1(c)(1)(i)(B) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the parties agree that this Confirmation shall be interpreted to comply with the requirements of Rule 10b5-1(c), and Counterparty shall not take any action that results in the Transaction not so complying with such requirements.  Without limiting the generality of the preceding sentence, Counterparty acknowledges and agrees that (A) Counterparty does not have, and shall not attempt to exercise, any influence over how, when or whether Dealer effects any purchases of Shares in connection with the Transaction, (B) during the period beginning on (but excluding) the date of this Confirmation and ending on (and including) the last day of the Relevant Period, Counterparty shall not, directly or indirectly, communicate any information regarding Counterparty or the Shares to Dealer or its Affiliates responsible for trading the Shares in connection with the transactions contemplated hereby, (C) Counterparty is entering into the Transaction in good faith and not as part of a plan or scheme to evade compliance with federal securities laws including, without limitation, Rule 10b-5 promulgated under the Exchange Act and (D) Counterparty will not alter or deviate from this Confirmation or enter into or alter a corresponding hedging transaction with respect to the Shares.  Counterparty also acknowledges and agrees that any amendment, modification, waiver or termination of this Confirmation must be effected in accordance with the requirements for the amendment or termination of a “plan” as defined in Rule 10b5-1(c) under the Exchange Act.  Without limiting the generality of the foregoing, any such amendment, modification, waiver or termination shall be made in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b-5 under the Exchange Act, and no such amendment, modification or waiver shall be made at any time at which Counterparty or any officer or director of Counterparty is aware of any material nonpublic information regarding Counterparty or the Shares.

(b)           Counterparty agrees that neither Counterparty nor any of its Affiliates or agents shall take any action that would cause Regulation M to be applicable to any purchases of Shares, or any security for which the Shares are a reference security (as defined in Regulation M), by Counterparty or any of its affiliated purchasers (as defined in Regulation M) during the Relevant Period.

(c)           Counterparty shall, at least one day prior to the first day of the Relevant Period, notify Dealer of the total number of Shares purchased in Rule 10b-18 purchases of blocks pursuant to the once-a-week block exception contained in Rule 10b-18(b)(4) by or for Counterparty or any of its affiliated purchasers during each of the four calendar weeks preceding the first day of the Relevant Period and during the calendar week in which the first day of the Relevant Period occurs (“Rule 10b-18 purchase”, “blocks” and “affiliated purchaser” each being used as defined in Rule 10b-18), which notice shall be substantially in the form set forth as Appendix A hereto. For the avoidance of doubt, this clause 6(c) shall not apply with respect to any repurchases under the Other Transaction.

(d)           During the Relevant Period, Counterparty shall (i) notify Dealer prior to the opening of trading in the Shares on any day on which Counterparty makes any public announcement (as defined in Rule 165(f) under the Securities Act of 1933, as amended (the “Securities Act”) of any merger, acquisition, or similar transaction involving a recapitalization relating to Counterparty (other than any such transaction in which the consideration consists solely of cash and there is no valuation period), (ii) promptly notify Dealer following any such announcement that such announcement has been made, and (iii) promptly deliver to Dealer following the making of any such announcement a certificate indicating (A) Counterparty’s average daily Rule 10b-18 purchases (as defined in Rule 10b-18) during the three full calendar months preceding the date of the announcement of such transaction and (B) Counterparty’s block purchases (as defined in Rule 10b-18) effected pursuant to paragraph (b)(4) of Rule 10b-18 during the three full calendar months preceding the date of the announcement of such transaction; in each case, excluding any purchase by any dealer under the Other Transaction.  In addition, Counterparty shall promptly notify Dealer of the earlier to occur of the completion of such transaction and the completion of the vote by target shareholders.  Counterparty acknowledges that any such public announcement may result in a Regulatory Disruption and may cause the Relevant Period to be suspended.  Accordingly, Counterparty acknowledges that its actions in relation to any such announcement or transaction must comply with the standards set forth in Section 6(a).

(e)           Without the prior written consent of Dealer, Counterparty shall not, and shall cause its “affiliates” and “affiliated purchasers” (each as defined in Rule 10b-18) not to, directly or indirectly (including, without limitation, by means of a cash-settled or other derivative instrument) purchase, offer to purchase, place any bid or limit order that would effect a purchase of, or commence any tender offer relating to, any Shares (or an equivalent interest, including a unit of beneficial interest in a trust or limited partnership or a depository share) or any security convertible into or exchangeable for Shares during the Relevant Period; provided that Counterparty may enter into the Other Transaction so long as no “Relevant Day” under such Other Transaction is a Relevant Day hereunder; and provided further, that this Section 6(e) shall not apply to (A) purchases of Shares pursuant to exercises of stock options or vesting of restricted stock grants pursuant to incentive stock plans granted to former or current employees, officers, directors, or other affiliates of Counterparty, including the withholding and/or purchase of Shares from holders of such options or restricted stock to satisfy payment of the option exercise price and/or satisfy tax withholding requirements in connection with the exercise of such options or vesting of such restricted stock; (B) the conversion or exchange by holders of any convertible or exchangeable securities of Counterparty previously issued; (C) purchases of Shares effected by or for a plan by an agent independent of Counterparty that satisfy the requirements of Rule 10b-18(a)(13)(ii); (D) purchases which are not solicited by or on behalf of Counterparty, its “affiliates” or “affiliated purchasers” (each as defined in Rule 10b-18); or (E) purchases effected on a day that is not a Relevant Day.

7.           Representations, Warranties and Agreements.

(a)           In addition to the representations, warranties and agreements in the Agreement and those contained elsewhere  herein, Counterparty represents and warrants to and for the benefit of, and agrees with, Dealer as follows:

(i)           As of the Trade Date, and as of the date of any election by Counterparty of the Share Termination Alternative under (and as defined in) Section 10(a) below, (A) Counterparty is not aware of any material nonpublic information regarding Counterparty or the Shares and (B) all reports and other documents filed by Counterparty with the Securities and Exchange Commission pursuant to the Exchange Act when considered as a whole (with the more recent such reports and documents deemed to amend inconsistent statements contained in any earlier such reports and documents), do not contain any untrue statement of a material fact or any omission of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading.

(ii)           Without limiting the generality of Section 13.1 of the Equity Definitions, Counterparty acknowledges that Dealer is not making any representations or warranties or taking any position or expressing any view with respect to the treatment of the Transaction under any accounting standards including ASC Topic 260, Earnings Per Share, ASC Topic 815, Derivatives and Hedging, or ASC Topic 480, Distinguishing Liabilities from Equity and ASC 815-40, Derivatives and Hedging – Contracts in Entity’s Own Equity (or any successor issue statements) or under FASB’s Liabilities & Equity Project.

(iii)           As of the Trade Date, Counterparty is not the subject of a self-tender offer and has not received notice that it is the subject of a tender offer that has commenced under Rule 14d-2 of the Exchange Act.

(iv)           On or prior to the Trade Date, Counterparty shall deliver to Dealer a resolution of Counterparty’s board of directors authorizing the Transaction and such other certificate or certificates as Dealer shall reasonably request.  Counterparty has publicly disclosed on August 18, 2010 its intention to institute a program for the acquisition of Shares.

(v)           Counterparty is not entering into this Confirmation to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares) or to raise or depress the price of the Shares (or any security convertible into or exchangeable for Shares) for the purpose of inducing the purchase or sale of the Shares by others.

(vi)           Counterparty is not, and after giving effect to the transactions contemplated hereby will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(vii)           On the Trade Date, the Prepayment Date, the Initial Share Delivery Date and the Settlement Date, Counterparty is not, or will not be, “insolvent” (as such term is defined under Section 101(32) of the U.S. Bankruptcy Code (Title 11 of the United States Code) (the “Bankruptcy Code”)) and Counterparty would be able to purchase the Shares hereunder in compliance with the corporate laws of the jurisdiction of its incorporation.

(viii)           Counterparty shall not declare or pay any Dividend (as defined above) to holders of record as of any date occurring prior to the Settlement Date or, if the provisions of Annex A apply, the Cash Settlement Payment Date, other than an ordinary cash dividend of USD 0.25 or less per Share to holders of record on November 26, 2010 (or any later date within the same quarterly fiscal period of Counterparty).

(ix)           Counterparty understands that no obligations of Dealer to it hereunder will be entitled to the benefit of deposit insurance and that such obligations will not be guaranteed by any affiliate of Dealer or any governmental agency.

(b)           Each of Dealer and Counterparty agrees and represents that it is an “eligible contract participant” as defined in Section 1a(12) of the U.S. Commodity Exchange Act, as amended.

(c)           Counterparty and Dealer acknowledge that the offer and entry into the Transaction to it is intended to be exempt from registration under the Securities Act, by virtue of Section 4(2) thereof.  Accordingly, each of Counterparty and Dealer represents and warrants to the other party that (i) it has the financial ability to bear the economic risk of its investment in the Transaction and is able to bear a total loss of its investment, (ii) it is an “accredited investor” as that term is defined in Regulation D as promulgated under the Securities Act, (iii) it is entering into the Transaction for its own account and without a view to the distribution or resale thereof, and (iv) the assignment, transfer or other disposition of the Transaction has not been and will not be registered under the Securities Act and is restricted under this Confirmation, the Securities Act and state securities laws.

(d)           Dealer represents to Counterparty that Dealer is a “financial institution,”  “swap participant” and “financial participant” and Counterparty represents to Dealer that Counterparty is a “swap participant”, in each case within the meaning of Sections 101(22), 101(53C) and 101(22A) of the Bankruptcy Code, as applicable.  The parties hereto further agree and acknowledge that it is the intent of the parties that (A) this Confirmation is (i) a “securities contract,” as such term is defined in Section 741(7) of the Bankruptcy Code, with respect to which each payment and delivery hereunder or in connection herewith is a “termination value,” “payment amount” or “other transfer obligation” within the meaning of Section 362 of the Bankruptcy Code and a “settlement payment,” within the meaning of Section 546 of the Bankruptcy Code and (ii) a “swap agreement,” as such term is defined in Section 101(53B) of the Bankruptcy Code, with respect to which each payment and delivery hereunder or in connection herewith is a “termination value,” “payment amount” or “other transfer obligation” within the meaning of Section 362 of the Bankruptcy Code and a “transfer,” as such term is defined in Section 101(54) of the Bankruptcy Code and a “payment or other transfer of property” within the meaning of Sections 362 and 546 of the Bankruptcy Code, and (B) Dealer be entitled to the protections afforded by, among other sections, Sections 362(b)(6), 362(b)(17), 362(o), 546(e), 546(g), 548(d)(2), 555, 560 and 561 of the Bankruptcy Code.

8.           Agreements and Acknowledgements Regarding Hedging and Hedge Unwind.

(a)           Subject to Dealer’s covenants contained in Section 8(b) below, Counterparty acknowledges and agrees that (i) during the Relevant Period, Dealer and its Affiliates may buy or sell Shares or other securities or buy or sell options or futures contracts or enter into swaps or other derivative securities in order to adjust its hedge position with respect to the Transaction; (ii) Dealer and its Affiliates also may be active in the market for Shares other than in connection with hedging activities in relation to the Transaction; (iii) Dealer shall make its own determination as to whether, when or in what manner any hedging or market activities in Counterparty’s securities shall be conducted and shall do so in a manner that it deems appropriate to hedge its price and market risk with respect to the Settlement Price and/or the VWAP Price; and (iv) any market activities of Dealer and its Affiliates with respect to Shares may affect the market price and volatility of Shares, as well as the Settlement Price and/or the VWAP Price, each in a manner that may be adverse to Counterparty.

(b)           Dealer covenants and agrees that (i) on each Relevant Day during the Relevant Period, it shall effect all purchases of Shares in connection with the Transaction (including without limitation purchases during the Relevant Period and purchases made for the purpose of covering any short position in Shares that was established for the purposes of hedging Dealer’s equity price risk in respect of the Transaction), other than purchases made on such Relevant Day in connection with any dynamic adjustments to Dealer's hedge position in respect of the market risk associated with the equity options embedded in the Transaction, in a manner that Dealer reasonably believes, based on the representations, warranties and agreements of Counterparty set forth herein, would comply with the limitations set forth in clauses (b)(1), (b)(2), (b)(3), (b)(4) and (c) of Rule 10b-18 under the Securities Exchange Act of 1934 (“Rule 10b-18”), if Dealer were Counterparty or an “affiliated purchaser” (as such term is defined in Rule 10b-18) of Counterparty and such rule were applicable to such purchases and (ii) it will not directly or indirectly purchase any Shares or enter into any derivatives or any other transaction that provides Dealer or an affiliate of Dealer with a long exposure to the Shares for any purpose in connection with the Transaction on any day that is not a Relevant Day.

9.           [Reserved.]

10.         Other Provisions.

(a)           Alternative Calculations and Payment on Early Termination and on Certain Extraordinary Events.  If either party would owe the other party any amount pursuant to Sections 12.2, 12.3, 12.6, 12.7 or 12.9 of the Equity Definitions or pursuant to Section 6(d)(ii) of the Agreement (a “Payment Obligation”), Counterparty shall have the right, in its sole discretion, to satisfy or to require Dealer to satisfy, as the case may be, any such Payment Obligation, in whole or in part, by the Share Termination Alternative (as defined below) by giving irrevocable telephonic notice to Dealer, confirmed in writing within one Scheduled Trading Day, no later than 9:30 A.M. New York City time on the Merger Date, Tender Offer Date, Announcement Date, Early Termination Date or date of cancellation or termination in respect of an Extraordinary Event, as applicable (“Notice of Share Termination”); provided that if Dealer would owe Counterparty the Payment Obligation and Counterparty does not elect to require Dealer to satisfy such Payment Obligation by the Share Termination Alternative in whole, Dealer shall have the right, in its sole discretion, to elect to satisfy any portion of such Payment Obligation that Counterparty has not so elected by the Share Termination Alternative, notwithstanding Counterparty’s failure to elect or election to the contrary; and provided further that Counterparty shall not have the right to so elect (but, for the avoidance of doubt, Dealer shall have the right to so elect) in the event of (i) an Insolvency, a Nationalization, a Merger Event or a Tender Offer, in each case, in which the consideration or proceeds to be paid to holders of Shares consists solely of cash or (ii) an Event of Default in which Counterparty is the Defaulting Party or a Termination Event in which Counterparty is the Affected Party, which Event of Default or Termination Event resulted from an event or events within Counterparty’s control. Upon such Notice of Share Termination, the following provisions shall apply on the Scheduled Trading Day immediately following the Merger Date, Tender Offer Date, Announcement Date, Early Termination Date or date of cancellation or termination in respect of an Extraordinary Event, as applicable, with respect to the Payment Obligation or such portion of the Payment Obligation for which the Share Termination Alternative has been elected (the “Applicable Portion”):

Share Termination Alternative:
Applicable and means, if delivery pursuant to the Share Termination Alternative is owed by Dealer, that Dealer shall deliver to Counterparty the Share Termination Delivery Property on the date on which the Payment Obligation would otherwise be due pursuant to Section 12.7 or 12.9 of the Equity Definitions or Section 6(d)(ii) of the Agreement, as applicable, or such later date as the Calculation Agent may reasonably determine (the “Share Termination Payment Date”), in satisfaction of the Payment Obligation or the Applicable

Portion, as the case may be. If delivery pursuant to the Share Termination Alternative is owed by Counterparty, paragraphs 2 through 5 of Annex A shall apply as if such delivery were a settlement of the Transaction to which Net Share Settlement (as defined in Annex A) applied, the Cash Settlement Payment Date were the Early Termination Date, the Forward Cash Settlement Amount were zero (0) minus the Payment Obligation (or the Applicable Portion, as the case may be) owed by Counterparty, and “Shares” as used in Annex A were replaced by “Share Termination Delivery Units.”

Share Termination Delivery
Property:
A number of Share Termination Delivery Units, as calculated by the Calculation Agent, equal to the Payment Obligation (or the Applicable Portion, as the case may be) divided by the Share Termination Unit Price.  The Calculation Agent shall adjust the Share Termination Delivery Property by replacing any fractional portion of a security therein with an amount of cash equal to the value of such fractional security based on the values used to calculate the Share Termination Unit Price.

Share Termination Unit Price:
The value of property contained in one Share Termination Delivery Unit on the date such Share Termination Delivery Units are to be delivered as Share Termination Delivery Property, as determined by the Calculation Agent in its commercially reasonable discretion and notified by the Calculation Agent to the parties at the time of notification of the Payment Obligation.

Share Termination Delivery Unit:
In the case of a Termination Event, Event of Default, Delisting or Additional Disruption Event, one Share or, in the case of an Insolvency, Nationalization,  Merger Event or Tender Offer, one Share or a unit consisting of the number or amount of each type of property received by a holder of one Share (without consideration of any requirement to pay cash or other consideration in lieu of fractional amounts of any securities) in such Insolvency, Nationalization, Merger Event or Tender Offer.  If such Insolvency, Nationalization, Merger Event or Tender Offer involves a choice of consideration to be received by holders, such holder shall be deemed to have elected to receive the maximum possible amount of cash.

Failure to Deliver:	Applicable

Other applicable provisions:
If Share Termination Alternative is applicable, the provisions of Sections 9.8, 9.9, 9.10, 9.11 (except that the Representation and Agreement contained in Section 9.11 of the Equity Definitions shall be modified by excluding any representations therein relating to restrictions, obligations, limitations or requirements under applicable securities laws arising solely as a result of the fact that Counterparty is the issuer of the Shares or any portion of the Share Termination Delivery Units) and 9.12 of the Equity Definitions will be applicable as if “Physical Settlement” applied to the Transaction, except that all references to “Shares” shall be read as references to “Share Termination Delivery Units”.

(b)           Equity Rights.  Dealer acknowledges and agrees that this Confirmation is not intended to convey to it rights with respect to the Transaction that are senior to the claims of common stockholders in the event of Counterparty’s bankruptcy.  For the avoidance of doubt, the parties agree that the preceding sentence shall not apply at any time other than during Counterparty’s bankruptcy to any claim arising as a result of a breach by Counterparty of any of its obligations under this Confirmation or the Agreement.  For the avoidance of doubt, the parties acknowledge that this Confirmation is not secured by any collateral that would otherwise secure the obligations of Counterparty herein under or pursuant to any other agreement.

(c)           Staggered Settlement.  If Dealer would owe Counterparty any Shares pursuant to the “Settlement Terms” above, Dealer may, by notice to Counterparty on or prior to the Settlement Date (a “Nominal Settlement Date”), elect to deliver the Shares deliverable on such Nominal Settlement Date on two or more dates that are Relevant Days (each, a “Staggered Settlement Date”) or at two or more times on the Nominal Settlement Date as follows: (i) in such notice, Dealer will specify to Counterparty the related Staggered Settlement Dates (each of which will be on or prior to such Nominal Settlement Date) or delivery times and how it will allocate the Shares it is required to deliver under “Settlement Terms” above among the Staggered Settlement Dates or delivery times; and (ii) the aggregate number of Shares that Dealer will deliver to Counterparty hereunder on all such Staggered Settlement Dates and delivery times will equal the number of Shares that Dealer would otherwise be required to deliver on such Nominal Settlement Date.

(d)           Adjustments.  For the avoidance of doubt, whenever the Calculation Agent is called upon to make an adjustment pursuant to the terms of this Confirmation or the Definitions to take into account the effect of an event, the Calculation Agent shall make such adjustment to preserve the fair value of the Transaction, assuming that the Hedging Party maintains a commercially reasonable hedge position.

(e)           Transfer and Assignment.  Dealer may transfer or assign its rights and obligations hereunder and under the Agreement, in whole or in part, to (i) any of its Affiliates without the consent of Counterparty or (ii) any third party with the prior written consent of Counterparty.

(f)           Additional Termination Event.  It shall constitute an Additional Termination Event with respect to which the Transaction is the sole Affected Transaction and Counterparty is the sole Affected Party and Dealer shall be the party entitled to designate an Early Termination Date pursuant to Section 6(b) of the Agreement if, at any time during the Relevant Period, the Relevant Price on any Exchange Business Day (determined as if such day were a Valuation Date) is at or below the Threshold Price (as provided in Annex B to this Confirmation).

(g)           Amendments to Equity Definitions.  The following amendments shall be made to the Equity Definitions:

(i)           Section 11.2(a) of the Equity Definitions is hereby amended by deleting the words “a diluting or concentrative effect on the theoretical value of the relevant Shares” and replacing them with the words “a material economic effect on the relevant Transaction”;

(ii)           The first sentence of Section 11.2(c) of the Equity Definitions, prior to clause (A) thereof, is hereby amended to read as follows: ‘(c) If “Calculation Agent Adjustment” is specified as the Method of Adjustment in the related Confirmation of a Share Option Transaction or Share Forward Transaction, then following the announcement or occurrence of any Potential Adjustment Event, the Calculation Agent will determine whether such Potential Adjustment Event has dilutive or concentrative effect on the theoretical value of the Shares or options on the Shares and, if so, will (i) make appropriate adjustment(s), if any, to any one or more of:’ and clause (B) thereof is hereby amended by inserting, after ‘the Forward Price,’ ‘the Initial Shares,’ and the portion of such sentence immediately preceding clause (ii) thereof is hereby amended by deleting the words “diluting or concentrative” and the words “(provided that no adjustments will be made to account solely for changes in volatility, expected dividends, stock loan rate or liquidity relative to the relevant Shares)” and replacing such latter phrase with the words “(and, for the avoidance of doubt, adjustments may be made to account solely for changes in volatility, stock loan rate or liquidity relative to the relevant Shares resulting from such Potential Adjustment Event)”. For the avoidance of doubt, the Calculation Agent shall make adjustments pursuant to Section 11.2(c) of the Definitions (as amended hereby) to preserve the fair value of the relevant Transaction by making adjustments to account for the net economic gain obtained or loss suffered by Dealer (in each case applying consistent methodology) as a result of the occurrence of such Potential Adjustment Event;

(iii)           Section 11.2(e)(vii) of the Equity Definitions is hereby replaced in its entirety with “any other corporate action taken by the Issuer with respect to the Shares (other than any event that would otherwise constitute an Extraordinary Event) that has a dilutive or concentrative effect on the theoretical value of the Shares or options on the Shares”;

(iv)           (A) Section 12.1(l) of the Equity Definitions shall be amended (x) by deleting the parenthetical phrase in both the third line thereof and the fifth line thereof and (y) by replacing the word “that” in both the third line thereof and the fifth line thereof with the words “whether or not such announcement”, (B) Sections 12.2(b), 12.2(e), 12.3(a) and 12.3(d) of the Equity Definitions shall each be amended by replacing each occurrence of the words “Merger Date” and “Tender Offer Date”, as the case may be, with the words “Announcement Date”, and (C) (1) Section 12.2(e) shall be amended by inserting, in the first line thereof, after the newly inserted words “Announcement Date”, the words “(or, if the Calculation Agent reasonably determines that such adjustment is appropriate, on the relevant Merger Date or the date on which the Calculation Agent reasonably determines that the Merger Event, with respect to which such Announcement Date has occurred, will not be completed)” and (2) Section 12.3(d) shall be amended by inserting, in the first line thereof, after the newly inserted words “Announcement Date”, the words “(or, if the Calculation Agent reasonably determines that such adjustment is appropriate, on the relevant Tender Offer Date or the date on which the Calculation Agent reasonably determines that an event, with respect to which such Announcement Date has occurred, will not be completed)”.

(v)           Section 12.6(a)(ii) of the Equity Definitions is hereby amended by (1) deleting from the fourth line thereof the word “or” after the word “official” and inserting a comma therefor, and (2) deleting the semi-colon at the end of subsection (B) thereof and inserting the following words therefor “or (C) at Dealer’s option, the occurrence of any of the events specified in Section 5(a)(vii) (1) through (9) of the ISDA Master Agreement with respect to that issuer”;

(vi)           Section 12.9(b)(iv) of the Equity Definitions is hereby amended by (A) deleting (1) subsection (A) in its entirety, (2) the phrase “or (B)” following subsection (A) and (3) the phrase “in each case” in subsection (B); and (B) deleting the phrase “neither the Non-Hedging Party nor the Lending Party lends Shares in the amount of the Hedging Shares or” in the penultimate sentence; and

(vii)           Section 12.9(b)(v) of the Equity Definitions is hereby amended by (A) adding the word “or” immediately before subsection “(B)” and deleting the comma at the end of subsection (A); and (B)(1) deleting subsection (C) in its entirety, (2) deleting the word “or” immediately preceding subsection (C) and (3) replacing in the penultimate sentence the words “either party” with “the Hedging Party” and (4) deleting clause (X) in the final sentence.

(h)           No Netting and Set-off.  Each party waives any and all rights it may have to set off obligations arising under the Agreement and the Transaction against other obligations between the parties, whether arising under any other agreement, applicable law or otherwise.

(i)           Factors for Adjustments. Dealer acknowledges and agrees that any adjustment by the Calculation Agent to the terms of the Transaction on or after the Trade Date that affects the Number of Shares to be Delivered or the Forward Cash Settlement Amount, as applicable, would be an adjustment that is based on factors that would serve as an input to, or theoretical modeling assumptions for, the fair value of a fixed-for-fixed forward or option on equity shares.  These factors may include Counterparty’s stock price and additional variables, including the strike price of the instrument, term of the instrument, expected dividends or other dilutive activities, stock borrow cost, interest rates, stock price volatility, Counterparty’s credit spread or the ability to maintain a standard hedge position in the Shares.

(j)           Disclosure.  Effective from the date of commencement of discussions concerning the Transaction, Counterparty and each of its employees, representatives, or other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Transaction and all materials of any kind (including opinions or other tax analyses) that are provided to Counterparty relating to such tax treatment and tax structure.

(k)           Designation by Dealer.  Notwithstanding any other provision in this Confirmation to the contrary requiring or allowing Dealer to purchase, sell, receive or deliver any Shares or other securities to or from Counterparty, Dealer (the “Designator”) may designate any of its Affiliates (the “Designee”) to deliver or take delivery, as the case may be, and otherwise perform its obligations to deliver, if any, or take delivery of, as the case may be, any such Shares or other securities in respect of the Transaction, and the Designee may assume such obligations, if any.  Such designation shall not relieve the Designator of any of its obligations, if any, hereunder. Notwithstanding the previous sentence, if the Designee shall have performed the obligations, if any, of the Designator hereunder, then the Designator shall be discharged of its obligations, if any, to Counterparty to the extent of such performance.

(l)           Termination Currency.  The Termination Currency shall be USD.

(m)           Waiver of Trial by Jury.  EACH OF COUNTERPARTY AND DEALER HEREBY IRREVOCABLY WAIVES (ON ITS OWN BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS STOCKHOLDERS) ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE TRANSACTION OR THE ACTIONS OF DEALER OR ITS AFFILIATES IN THE NEGOTIATION, PERFORMANCE OR ENFORCEMENT HEREOF.

(n)           Governing Law; Jurisdiction.  THIS CONFIRMATION AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS CONFIRMATION SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.  THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES COURT FOR THE SOUTHERN DISTRICT OF NEW YORK IN CONNECTION WITH ALL MATTERS RELATING HERETO AND WAIVE ANY OBJECTION TO THE LAYING OF VENUE IN, AND ANY CLAIM OF INCONVENIENT FORUM WITH RESPECT TO, THESE COURTS.

(o)           The Agent is registered as a broker-dealer with the SEC and the Financial Industry Regulatory Authority (FINRA), is acting hereunder for and on behalf of Dealer solely in its capacity as agent for Dealer pursuant to instructions from Dealer, and is not and will not be acting as the Counterparty’s agent, broker, advisor or fiduciary in any respect under or in connection with the Transaction.

(p)           In addition to acting as Dealer’s agent in executing this Transaction, the Agent is authorized from time to time to give written payment and/or delivery instructions to the Counterparty directing it to make its payments and/or deliveries under this Transaction to an account of the Agent for remittance to Dealer (or its designee), and for that purpose any such payment or delivery by the Counterparty to the Agent shall be treated as a payment or delivery to Dealer.

(q)           The Agent shall have no responsibility or liability to Dealer or the Counterparty for or arising from (i) any failure by either Dealer or the Counterparty to perform any of their respective obligations under or in connection with this Transaction, (ii) the collection or enforcement of any such obligations, or (iii) the exercise of any of the rights and remedies of either Dealer or the Counterparty under or in connection with this Transaction.  Each of Dealer and the Counterparty agrees to proceed solely against the other to collect or enforce any such obligations, and the Agent shall have no liability in respect of this Transaction except for its gross negligence or willful misconduct in performing its duties as the agent of Dealer.

(r)           Upon written request, the Agent will furnish to Dealer and the Counterparty the date and time of the execution of this Transaction and a statement as to the source and amount of any remuneration received or to be received by the Agent in connection with this Transaction.

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing a copy of this Confirmation and returning it to us by facsimile at 212-214-5913 (Attention: Structured Derivatives Documentation Unit).

Very truly yours,

WELLS FARGO SECURITIES, LLC,	WELLS FARGO BANK, NATIONAL ASSOCIATION
acting solely in its capacity as Agent	By: Wells Fargo Securities, LLC,
of Wells Fargo Bank, National Association	acting solely in its capacity as its Agent

By: /s/ Cathleen Burke	By: /s/ Cathleen Burke
Name: Cathleen Burke	Name: Cathleen Burke
Title: Managing Director	Title: Managing Director

Accepted and confirmed as of the date first above written:

RADIOSHACK CORPORATION

By: /s/ James F. Gooch
Name: James F. Gooch
Title: Executive Vice President and Chief Financial Officer

APPENDIX A
[Counterparty Letterhead]

[Dealer]

[Address]

Re:           Issuer Forward Repurchase Transaction

Ladies and Gentlemen:

In connection with our entry into a confirmation between you and us dated as of August 23, 2010 (the “Confirmation”), we hereby represent that set forth below is the total number of shares of our common stock purchased by or for us or any of our affiliated purchasers in Rule 10b-18 purchases of blocks pursuant to the once-a-week block exception contained in Rule 10b-18(b)(4) (all defined in Rule 10b-18 under the Securities Exchange Act of 1934, as amended) during the four full calendar weeks immediately preceding the first day of the Relevant Period (as defined in the Confirmation) and the week during which the first day of the Relevant Period occurs:

	Monday’s Date	Friday’s Date	Share Number
Week 4:
Week 3:
Week 2:
Week 1:
Current Week:

We understand that you will use this information in calculating trading volume for purposes of Rule 10b-18.

Very truly yours,

RADIOSHACK CORPORATION

By: ____________________________________
Name:
Title:

ANNEX A

COUNTERPARTY SETTLEMENT PROVISIONS

1.           The following Counterparty Settlement Provisions shall apply to the extent indicated under the Confirmation:

Settlement Currency:	USD

Settlement Method Election:
Applicable; provided that (i) Section 7.1 of the Equity Definitions is hereby amended by deleting the word “Physical” in the sixth line thereof and replacing it with the words “Net Share” and (ii) the Electing Party may make a settlement method election only if the Electing Party represents and warrants to Dealer in writing on the date it notifies Dealer of its election that, as of such date, (A) none of Counterparty and its officers and directors is aware of any material nonpublic information regarding Counterparty or the Shares and (B) all reports and other documents filed by Counterparty with the Securities and Exchange Commission pursuant to the Exchange Act when considered as a whole (with the more recent such reports and documents deemed to amend inconsistent statements contained in any earlier such reports and documents), do not contain any untrue statement of a material fact or any omission of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading.

Electing Party:	Counterparty

Settlement Method
Election Date:
The date 10 Exchange Business Days prior to the Valuation Date; provided that if Dealer accelerates the Final Averaging Date pursuant to the proviso to the definition of Final Averaging Date, the Settlement Method Election Date shall be the second Exchange Business Day immediately following the Valuation Date.

Default Settlement Method:	Cash Settlement

Special Settlement:
Any settlement to which paragraphs 2 through 5 of this Annex A apply that follows a termination or cancellation of the Transaction pursuant to Section 6 of the Agreement or Article 12 of the Equity Definitions to which Section 10(a) of this Confirmation applies.

Forward Cash Settlement
Amount:	The Number of Shares to be Delivered multiplied by the Settlement Valuation Price.

Settlement Valuation Price:
The arithmetic average of the VWAP Prices for all Settlement Valuation Dates, subject to Averaging Date Disruption, determined as if each Settlement Valuation Date were an Averaging Date (with Averaging Date Disruption applying as if the last Settlement Valuation Date were the Final Averaging Date and the Settlement Valuation Price were the Settlement Price).

Settlement Valuation Dates:
A number of Relevant Days selected by Dealer in its reasonable discretion, beginning on the Relevant Day immediately following the later of the Settlement Method Election Date and the Final Averaging Date.

Cash Settlement:	If Cash Settlement is applicable, then Counterparty shall pay to Dealer the absolute value of the Forward Cash Settlement Amount on the Cash Settlement Payment Date.

Cash Settlement
Payment Date:	The date one Settlement Cycle following the last Settlement Valuation Date.

Net Share Settlement
Procedures:	If Net Share Settlement is applicable, Net Share Settlement shall be made in accordance with paragraphs 2 through 5 below.

2.           Net Share Settlement shall be made by delivery on the Settlement Date of a number of Shares equal to the product of 102 % of the absolute value of the Number of Shares to be Delivered; provided that in the case of a Special Settlement, Net Share Settlement shall be made (i) by delivery on the Cash Settlement Payment Date (such date, the “Net Share Settlement Date”) of a number of Shares (the “Restricted Payment Shares”) with a value equal to the absolute value of the Forward Cash Settlement Amount (as determined pursuant to Section 10(a) of this Confirmation), with such Shares’ value based on the realizable market value thereof to Dealer (which value shall take into account an illiquidity discount resulting from the fact that the Restricted Payment Shares will not be registered for resale), as determined by the Calculation Agent (the “Restricted Share Value”), and paragraph 3 of this Annex A shall apply to such Restricted Payment Shares, and (ii) by delivery of the Make-Whole Payment Shares as described in paragraph 4 below.

3.           (a)           All Restricted Payment Shares and Make-Whole Payment Shares shall be delivered to Dealer (or any affiliate of Dealer designated by Dealer) pursuant to the exemption from the registration requirements of the Securities Act provided by Section 4(2) thereof.

(b)           As of or prior to the date of delivery, Wells Fargo Securities, LLC, Dealer and any potential purchaser of any such Shares from Dealer (or any affiliate of Dealer designated by Dealer) identified by Dealer shall be afforded a commercially reasonable opportunity to conduct a due diligence investigation with respect to Counterparty customary in scope for private placements of equity securities of similar size (including, without limitation, the right to have made available to them for inspection all financial and other records, pertinent corporate documents and other information reasonably requested by them).

(c)           As of the date of delivery, Counterparty shall enter into an agreement (a “Private Placement Agreement”) with Dealer (or any affiliate of Dealer designated by Dealer) in connection with the private placement of such Shares by Counterparty to Dealer (or any such affiliate) and the private resale of such shares by Dealer (or any such affiliate), substantially similar to private placement purchase agreements customary for private placements of equity securities of similar size, in form and substance commercially reasonably satisfactory to Dealer, which Private Placement Agreement shall include, without limitation, provisions substantially similar to those contained in such private placement purchase agreements relating to the indemnification of, and contribution in connection with the liability of, Dealer and its affiliates, and shall provide for the payment by Counterparty of all fees and expenses in connection with such resale, including all fees and expenses of counsel for Dealer, and shall contain representations, warranties and agreements of Counterparty reasonably necessary or advisable to establish and maintain the availability of an exemption from the registration requirements of the Securities Act for such resales.

(d)           Counterparty shall not take or cause to be taken any action that would make unavailable either (i) the exemption set forth in Section 4(2) of the Securities Act for the sale of any Restricted Payment Shares or Make-Whole Payment Shares by Counterparty to Dealer or (ii) an exemption from the registration requirements of the Securities Act reasonably acceptable to Dealer for resales of Restricted Payment Shares and Make-Whole Payment Shares by the Dealer (or an affiliate of Dealer).

(e)           Counterparty expressly agrees and acknowledges that the public disclosure of all material information relating to Counterparty is within Counterparty’s control.

4.           If Restricted Payment Shares are delivered in accordance with paragraph 3 above, on the last Settlement Valuation Date, a balance (the “Settlement Balance”) shall be established with an initial balance equal to the absolute value of the Forward Cash Settlement Amount.  Following the delivery of Restricted Payment Shares or any Make-Whole Payment Shares, Dealer shall sell all such Restricted Payment Shares or Make-Whole Payment Shares on Relevant Days in a commercially reasonable manner.  At the end of each Relevant Day upon which sales have been made, the Settlement Balance shall be reduced by an amount equal to the aggregate proceeds received by Dealer or its affiliate upon the sale of such Restricted Payment Shares or Make-Whole Payment Shares, less a customary and commercially reasonable private placement fee for private placements of common stock by similar issuers.  If, on any Exchange Business Day, all Restricted Payment Shares and Make-Whole Payment Shares have been sold and the Settlement Balance has not been reduced to zero, Counterparty shall (i) deliver to Dealer or as directed by Dealer one Settlement Cycle following such Exchange Business Day an additional number of Shares (the “Make-Whole Payment Shares” and, together with the Restricted Payment Shares, the “Payment Shares”) equal to (x) the Settlement Balance as of such Exchange Business Day divided by (y) the Restricted Share Value of the Make-Whole Payment Shares as of such Exchange Business Day or (ii) promptly deliver to Dealer cash in an amount equal to the then remaining Settlement Balance.  This provision shall be applied successively until either the Settlement Balance is reduced to zero or the aggregate number of Restricted Payment Shares and Make-Whole Payment Shares equals the Maximum Deliverable Number. If on any Exchange Business Day, Restricted Payment Shares and Make-Whole Payment Shares remain unsold and the Settlement Balance has been reduced to zero, Dealer shall promptly return such unsold Restricted Payment Shares or Make-Whole Payment Shares.

5.           Notwithstanding the foregoing, in no event shall Counterparty be required to deliver more than the Maximum Deliverable Number of Shares as Payment Shares hereunder.  “Maximum Deliverable Number” means the number of Shares set forth as such in Annex B to this Confirmation.  Counterparty agrees that from the date hereof to the Settlement Date or, if Counterparty has elected to deliver any Payment Shares hereunder in connection with a Special Settlement, to the date on which resale of such Payment Shares is completed (the “Final Resale Date”), it will ensure that the Maximum Deliverable Number is equal to or less than the number of authorized but unissued Shares of Counterparty that are not reserved for future issuance in connection with transactions in such Shares (other than the transactions under this Confirmation) on the date of the determination of the Maximum Deliverable Number (such Shares, the “Available Shares”).  In the event Counterparty shall not have delivered the full number of Shares otherwise deliverable as a result of this paragraph 5 (the resulting deficit, the “Deficit Shares”), Counterparty shall be continually obligated to deliver, from time to time until the full number of Deficit Shares have been delivered pursuant to this paragraph, Shares when, and to the extent that, (i) Shares are repurchased, acquired or otherwise received by Counterparty or any of its subsidiaries after the date hereof (whether or not in exchange for cash, fair value or any other consideration), (ii) authorized and unissued Shares reserved for issuance in respect of other transactions prior to such date which prior to the relevant date become no longer so reserved or (iii) Counterparty additionally authorizes any unissued Shares that are not reserved for other transactions.  Counterparty shall immediately notify Dealer of the occurrence of any of the foregoing events (including the number of Shares subject to clause (i), (ii) or (iii) and the corresponding number of Shares to be delivered) and promptly deliver such Shares thereafter.

ANNEX B

[***]

B-1